NON-NEGOTIABLE AND NON-ASSIGNABLE
                                 PROMISSORY NOTE

$200,000                                         Dated as of September 19, 1997

      FOR VALUE RECEIVED, BCAM INTERNATIONAL, INC. (hereinafter called the "Payor"), promises to pay to Frank Shyjka (hereinafter called the "Payee"), the sum of Two-Hundred Thousand ($200,000) Dollars in twenty-four (24) equal monthly installments of Four Thousand One-Hundred Sixty-Six and 67/100 ($4,166.67) Dollars and a final installment payable on the anniversary date twenty-five (25) months from the date hereof of One Hundred Thousand and 00/100 ($100,000.00) Dollars. Each monthly installment of the principal shall be accompanied by interest calculated at the rate of eight (8%) percent per annum. The Payor reserves the right to prepay the whole or any portion of this indebtedness at any time, without penalty, and the remaining principal balance shall continue to accrue interest as set forth herein with payments made until payment in full of the entire outstanding obligation.

      Notwithstanding the obligation contained herein, the Payee expressly acknowledges and agrees that the obligation herein shall be subordinate to any and all obligations of the Payor to any commercial lending institution and shall execute and deliver such instruments as may be necessary to confirm subordination of the indebtedness evidenced by this Note.

      Failure to make payment due hereunder within fifteen (15) days following delivery of written notice of non-payment given by Payor, shall constitute a default. Upon default, the entire unpaid amount of the indebtedness hereunder shall become immediately due and payable and interest shall continue to accrue at the rate set forth above until the principal obligation and all unpaid interest thereon has been paid in full.

      This Note may not be transferred or assigned except upon the prior written consent of the Payor.

      This Note shall be governed and construed in accordance with the laws of the State of Ohio.

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      IN WITNESS WHEREOF, the Payor has executed this Note as of the day and year first written above.

                                       BCAM INTERNATIONAL, INC.


                                       By:
                                          ----------------------------
                                          MICHAEL STRAUSS, President


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